Exhibit 99.1

[TIPPINGPOINT TECHNOLOGIES LOGO]

Company Contact:

Michael J. Rapisand

512-681-8000

investors@tippingpoint.com

TIPPINGPOINT TECHNOLOGIES REPORTS FOURTH QUARTER

AND FISCAL 2003 RESULTS

AUSTIN, Texas – April 28, 2003 – TippingPoint Technologies, Inc. (Nasdaq: TPTI) today announced financial results for the quarter and fiscal year ended January 31, 2003. On January 24, 2002, the company adopted a new fiscal year ending on January 31, beginning with the recently completed fiscal year. The company has not presented financial statements for the period ended January 31, 2002 for comparison purposes, but has instead presented financial statements for the period ended December 31, 2001, in compliance with Rule 13a-10 of the Securities Exchange Act of 1934.

Overview

The company recognized no revenue during the fiscal year ended January 31, 2003. On January 31, 2003, the company had approximately $27.2 million in cash, cash equivalents and short-term investments, which management believes is sufficient to fund its activities for at least the next 12 months. While the company did not recognize revenue during fiscal 2003, approximately $242,000 was received from customers during the year and will be treated as fiscal 2004 revenue under applicable accounting rules. The company expects to incur net losses through at least the end of its current fiscal year ending January 31, 2004.

Research and development expenses totaled approximately $4.3 million and $4.4 million for the quarters ended January 31, 2003 and December 31, 2001, respectively, and approximately $16.7 million and $13.4 million for the years ended January 31, 2003 and December 31, 2001, respectively. The increase in research and development expenses during fiscal 2003 was primarily due to an increase in employment costs and expenses incurred developing the company’s product offering. For the month ended January 31, 2002, research and development expenses totaled approximately $1.5 million.

Sales and marketing expenses totaled approximately $963,000 and $145,000 for the quarters ended January 31, 2003 and December 31, 2001, respectively, and approximately $3.7 million for the year ended January 31, 2003 and approximately $549,000 for the year ended December 31, 2001. The increase in sales and marketing expenses was the result of the initiation of marketing efforts of the company’s network security products in late 2001. The company expects sales and marketing expenses to continue to rise in fiscal 2004 as it further develops and expands its sales efforts. For the month ended January 31, 2002, sales and marketing expenses totaled approximately $113,000.

General and administrative expenses were approximately $1.0 million and $1.6 million for the quarters ended January 31, 2003 and December 31, 2001, respectively, and approximately $4.6 million and $6.6 million for the years ended January 31, 2003 and December 31, 2001, respectively. The decrease in general and administrative expenses was primarily the result of a decrease in employment costs. General and administrative expenses were approximately $369,000 for the month ended January 31, 2002.

Writedown of assets held for sale was approximately $181,000 and $329,000 during the quarter and year ended January 31, 2003, respectively, as compared to approximately $937,000 during both the quarter and year ended December 31, 2001. The writedown in fiscal 2003 represents additional charges incurred upon the final disposition of certain computer equipment and other fixed assets that the company is no longer utilizing. The charge in fiscal 2001 is related to these assets when they were initially identified as assets held for sale.

Interest income, net of interest expense, totaled approximately $142,000 and $631,000 during the quarter and year ended January 31, 2003, respectively, as compared to approximately $353,000 and $2.6 million for the quarter and year ended December 31, 2001, respectively. The decrease in interest income in fiscal 2003 is due to a general decrease in the average cash balances in interest-bearing accounts the company held at banking and financial institutions throughout the year, as well as a general reduction in the average yield earned on invested funds. Interest income for the month ended January 31, 2002 was approximately $76,000.

Net Loss from Continuing Operations

Net loss from continuing operations was approximately $6.4 million and $6.7 million for the quarters ended January 31, 2003 and December 31, 2001, respectively. Net loss from continuing operations for the years ended January 31, 2003 and December 31, 2001 was approximately $24.6 million and $18.8 million, respectively. The net loss from continuing operations was $1.22 per share for the fourth quarter of fiscal 2003, compared to $1.66 for the fourth quarter of fiscal 2001. The net loss from continuing operations was $5.54 per share and $4.65 per share for the years ended January 31, 2003 and December 31, 2001, respectively. Net loss from continuing operations was approximately $1.9 million and $0.46 per share for the month ended January 31, 2002.

Net Loss from Discontinued Operations

The company recognized a net loss from discontinued Internet appliance and service business of approximately $813,000, or $0.18 per share, for the year ended January 31, 2003 and none for the fourth quarter of 2003. Net loss from discontinued Internet appliance and service business totaled approximately $8.8 million, or $2.19 per share, for the year ended December 31, 2001 and approximately $850,000, or $0.21 per share for the fourth quarter of fiscal 2001. In fiscal 2003, the company increased its reserve for lease termination costs and recorded an additional expense in that amount for discontinued operations. At January 31, 2003, the company had accrued approximately $3.4 million for costs estimated to be incurred in future periods, consisting primarily of approximately $2.8 million relating to lease termination costs, and approximately $600,000 relating to estimated legal fees and other expenses associated with pending legal matters. Any differences between these estimates and the actual amounts incurred in future periods will change the estimated net loss from discontinued operations accordingly.

Further information on the company, its business, financial position, results of operations and risks related to the company may be found in its Annual Report on Form 10-K for the year ended January 31, 2003 as filed with the Securities and Exchange Commission.

About TippingPoint Technologies

TippingPoint Technologies is the leading provider of network-based intrusion prevention systems that deliver in-depth protection and attack eradication for corporate enterprises, government agencies, service providers, and academic institutions. This innovative approach offers customers an effective network-based security solution with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas and can be contacted through its Web site at www.tippingpoint.com or by telephone at 1-88UNITYONE.

Forward-looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, the company can give no assurance that such expectations or any of their forward-looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect the company’s future performance is included in its Annual Report on Form 10-K for the year ended January 31, 2003 and the other public reports that it files with the Securities and Exchange Commission. The company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the company or any other person that the events or circumstances described in such statement are material.

-Tables to follow-

TippingPoint Technologies, Inc.

Comparative Condensed Statements of Operations

(unaudited)

	Three months ended January 31, 2003	Three months ended December 31, 2001	Month ended January 31, 2002	Year ended January 31, 2003	Year ended December 31, 2001
Operating expenses:
Research and development	$4,338,929	$4,404,293	$1,474,247	$16,653,694	$13,360,553
Sales and marketing	962,951	145,173	112,724	3,668,957	548,508
General and administrative	1,030,827	1,578,624	369,103	4,607,155	6,601,677
Writedown of assets held for sale	181,051	937,208	—	328,833	937,208

Total operating expenses	6,513,758	7,065,298	1,956,074	25,258,639	21,447,946

Operating loss	(6,513,758)	(7,065,298)	(1,956,074)	(25,258,639)	(21,447,946)

Interest income, net	141,666	352,860	76,378	630,825	2,629,422

Loss from continuing operations	(6,372,092)	(6,712,438)	(1,879,696)	(24,627,814)	(18,818,524)

Loss from discontinued operations	—	(850,000)	—	(813,033)	(8,837,906)

Net loss	$(6,372,092)	$(7,562,438)	$(1,879,696)	$(25,440,847)	$(27,656,430)

Per share data:
Net basic and diluted loss from continuing operations per common share	$(1.22)	$(1.66)	$(0.46)	$(5.54)	$(4.65)

Net basic and diluted loss from discontinued operations per common share	—	(0.21)	—	(0.18)	(2.19)

Net basic and diluted loss per common share	$(1.22)	$(1.87)	$(0.46)	$(5.72)	$(6.84)

Weighted average common shares outstanding	5,238,829	4,045,986	4,049,355	4,450,557	4,042,923

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TippingPoint Technologies, Inc.

Comparative Condensed Balance Sheets

(unaudited)

ASSETS	January 31, 2003	December 31, 2001
Current assets:
Cash, cash equivalents and short-term investments	$27,150,496	$42,297,751
Inventory	1,138,568	—
Prepaid expenses and other current assets	862,086	608,918
Assets held for sale	—	290,695

Total current assets	29,151,150	43,197,364

Property and equipment, net	4,499,445	5,669,136
Net assets from discontinued operations	—	375,000
Other	1,896,642	1,841,738

	$35,547,237	$51,083,238

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$881,481	$596,450
Current portion of long-term debt	418,578	—
Accrued liabilities	4,580,553	5,020,558

Total current liabilities	5,880,612	5,617,008

Long-term debt	612,316	—
Other liabilities	369,730	535,480

Total liabilities	6,862,658	6,152,488

Stockholders’ equity:
Common stock, $0.01 par value; 250,000,000 shares authorized; 5,250,000 shares issued and outstanding as of January 31, 2003 and 4,046,040 shares issued and outstanding as of December 31, 2001	52,500	40,460
Additional paid-in capital	314,476,579	304,779,058
Deferred stock-based compensation	(636,125)	(2,002,515)
Stockholder notes receivable	(652,800)	(652,800)
Accumulated other comprehensive income	3,750	5,329
Accumulated deficit	(284,559,325)	(257,238,782)

Total stockholders’ equity	28,684,579	44,930,750

	$35,547,237	$51,083,238